Exhibit 99.1

For Immediate Release

Contacts: Courtney Guertin,
Corporate Communications Manager
401-457-9501
courtney.guertin@linmedia.com

Richard Schmaeling, Chief Financial Officer
401-457-9510
richard.schmaeling@linmedia.com

LIN Media Announces Expiration of LIN Television Corporation’s

Exchange Offer for its 6 3/8% Senior Notes due 2021

PROVIDENCE, R.I. — May 6, 2013 — LIN TV Corp. (“LIN Media”; NYSE:TVL), a local multimedia company, today announced the expiration of the offer made by its wholly owned subsidiary, LIN Television Corporation, to exchange all of LIN Television Corporation’s outstanding 6 3/8% Senior Notes due 2021 issued October 12, 2012 (“Old Notes”) in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (“Securities Act”), for new 6 3/8% Senior Notes due 2021 (“New Notes”) registered under the Securities Act. The exchange offer expired at 5:00 p.m., New York City time, on April 30, 2013.

Subject to confirmation of tenders sent via guaranteed delivery procedures, the Bank of New York Mellon Trust Company, N.A., the exchange agent for the exchange offer, has advised that $289,975,000 aggregate principal amount of the Old Notes were validly tendered and not validly withdrawn prior to the expiration of the exchange offer, which represents 99.99% of the aggregate principal amount of Old Notes outstanding upon commencement of the exchange offer. LIN Television Corporation has accepted for exchange all of the Old Notes validly tendered and not validly withdrawn. LIN Television Corporation expects to issue the New Notes in exchange for the Old Notes on or promptly after May 6, 2013.

This press release is neither an offer to sell nor a solicitation of an offer to buy securities and no recommendation is made as to whether or not holders of Old Notes should have exchanged them. The exchange offer was made only by the Prospectus and related letter of transmittal, each dated April 3, 2013, copies of which were provided to holders of the Old Notes.

Forward-Looking Statements

The information included in this press release includes forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, about LIN Television Corporation’s plans regarding the exchange offer for the Old Notes. LIN Television Corporation has based these forward-looking statements on its current assumptions, knowledge, expectations and projections about future events. Although LIN Television Corporation and LIN Media believe that the assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that the assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. Neither LIN Television Corporation nor LIN Media undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, along with a diverse portfolio of web sites, apps and mobile products that make it more convenient to access its unique and relevant content on multiple screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes.  The Company’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands.  LIN TV Corp. is traded on the NYSE under the symbol “TVL”.  The Company regularly uses its web site as a key source of information, including financial information, which can be accessed at www.linmedia.com.

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